Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-124702 on Form S-8 of our report dated September 24, 2007, appearing in the Annual Report on Form 10-K of BofI Holding, Inc. for the year ended June 30, 2007.

/s/ Crowe Chizek and Company LLP

Grand Rapids, Michigan

September 27, 2007